UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a – 101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

☐  Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐  Definitive Proxy Statement

☒  Definitive Additional Materials

☐  Soliciting Material Pursuant to Rule 14a-12

RURAL/METRO CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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On November 21, 2006, Rural/Metro Corporation mailed the following letter to certain of its stockholders:

TWO LEADING INDEPENDENT PROXY ADVISORY FIRMS,

GLASS LEWIS AND ISS,

RECOMMEND THAT RURAL/METRO STOCKHOLDERS

VOTE “FOR” RURAL/METRO’S DIRECTOR NOMINEES

November 21, 2006

Dear Fellow Rural/Metro Stockholder:

Rural/Metro’s Annual Meeting of Stockholders, which will be held on December 1, 2006, is rapidly approaching. I am writing to urge you to join two leading independent proxy advisory firms, Institutional Shareholder Services (“ISS”) and Glass, Lewis & Co., in supporting the re-election of Cor J. Clement Sr. and Henry G. Walker to your Board of Directors. You can show your support by simply voting the enclosed WHITE proxy card today.

Yesterday, we were gratified to learn that both Glass Lewis and ISS have recommended that Rural/Metro stockholders vote FOR the re-election of the Company’s director nominees at Rural/Metro’s Annual Meeting of Stockholders on December 1, 2006. Glass Lewis and ISS are widely recognized as the nation’s two leading independent proxy voting and corporate governance advisory firms. Their analyses and recommendations are relied upon by hundreds of major institutional investment firms, mutual funds and fiduciaries throughout the United States.

TO FOLLOW THE RECOMMENDATIONS OF GLASS LEWIS AND ISS,

VOTE “FOR” RURAL/METRO’S DIRECTOR NOMINEES ON

THE COMPANY’S WHITE PROXY CARD TODAY

In recommending that Rural/Metro stockholders vote FOR the re-election of two Rural/Metro directors over a slate of nominees presented by Accipiter Life Sciences Fund, LP, a dissident hedge fund, and its affiliates (the “Accipiter Group”), ISS stated that:

Overall, management is taking the necessary steps in executing its strategy focused on growing the medical transportation business and reducing debt. This strategy appears to be successful as evidenced by a record of strong operating performance and solid long-term stock performance. With respect to transparency, management has provided revenue guidance and non-earnings guidance in the form of qualitative statements. With respect to the company’s shelf registration statement, it is unlikely that an offering, if conducted, would be dilutive to shareholders because the company is essentially a self-funding business.

ISS further stated:

In our evaluation of the qualifications of the two slates, the dissidents lack relevant industry-related experience. Management’s nominees, on the other hand, have extensive healthcare and safety service experience which provides the board with valuable insight.

Your Board firmly believes that the best path to maximize value for all stockholders is the continued execution of our strategic plan to reduce debt, grow the business and improve operating performance. All of this must, of course, be done while continuing to provide the high levels of care that communities have come to expect from us. It is critical to recognize that the foundation of our business lies in the trust that cities, counties, healthcare providers, fire departments and our patients place in our promise to meet their medical transportation and fire protection needs 24 hours a day, 7 days a week. This community trust must not be compromised.

We believe that the Accipiter Group has not presented Rural/Metro stockholders with any good reasons to support its unqualified nominees. Your Board’s nominees are highly qualified and independent directors who will continue to serve the interests of all stockholders without conflict. We urge you to show your support for your Board of Directors by signing, dating and returning the enclosed WHITE proxy card today or by following the instructions for voting by telephone or internet on the enclosed proxy card. Please do not sign or return any gold proxy card sent to you by the Accipiter Group. If you have any questions or need any assistance voting your shares, do not hesitate to contact Georgeson Inc., who is assisting us in this matter, toll free at 1-866-628-6069.

We appreciate your continued support.

On behalf of your Board of Directors,

Jack Brucker
President, Chief Executive Officer, and
Member of the Board of Directors

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YOUR VOTE IS IMPORTANT

1.	To vote FOR your Company’s nominees, you MUST execute a WHITE proxy card.

2.	The Board of Directors urges you to DISCARD any gold proxy cards that you may have received from Accipiter Life Sciences Fund, LP (“Accipiter”). A “WITHHOLD AUTHORITY” vote on Accipiter’s gold proxy card is NOT a vote for the Board’s nominees.

3.	If you have voted on a gold proxy card but wish to support your Company’s nominees, please sign, date and mail the enclosed WHITE proxy card in the postage-paid envelope provided as soon as possible.

4.	Remember – ONLY YOUR LATEST DATED PROXY WILL DETERMINE HOW YOUR SHARES ARE TO BE VOTED AT THE MEETING.

5.	If any of your shares are held in the name of a bank, broker or other nominee, please contact the party responsible for your account and direct them to vote your shares FOR your Company’s nominees on the WHITE proxy card.

If you have any questions or need assistance in voting your shares, please contact our proxy solicitor.

17 State Street, 10th Floor

New York, NY 10004

Banks and Brokers (212) 440-9800

Stockholders Call Toll Free (866) 628-6069

Email: rurl@georgeson.com

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Rural/Metro has not sought or obtained consent from any third party to the use of previously published information as proxy soliciting material. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed herein. Because Rural/Metro was not involved in the preparation of any third party information, it cannot reasonably confirm the accuracy or completeness thereof.

Rural/Metro has previously filed its definitive proxy statement with the SEC and mailed its stockholders a definitive proxy statement and a WHITE proxy card. Stockholders are strongly advised to read Rural/Metro’s definitive proxy statement, and any other relevant documents filed with the SEC when they become available, because they contain important information about the 2006 annual meeting of stockholders. Stockholders may obtain an additional copy of Rural/Metro’s definitive proxy statement and any other documents filed by Rural/Metro with the SEC free of charge on the website of the SEC at www.sec.gov. Copies of the definitive proxy statement are also available free of charge on our website at www.ruralmetro.com. Copies of the proxy materials may also be requested by contacting the Company’s proxy solicitor, Georgeson Inc., toll-free at 1-866-628-6069.

Rural/Metro, its directors and certain of its officers and employees are participants in the solicitation of proxies from Rural/Metro’s stockholders in connection with the 2006 annual meeting of stockholders. Stockholders may obtain information regarding the names, affiliations and interests of such individuals in Rural/Metro’s definitive proxy statement.

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